Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Jeff Andreson	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES SECOND QUARTER 2013 FINANCIAL RESULTS

Santa Clara, Calif.—July 29, 2013—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and six months ended June 29, 2013.

“In a challenging business environment, we are encouraged by several positive recent announcements for Intevac,” commented Norman Pond, Chairman. “In our equipment business, we received orders for three 200 Lean systems and completed qualification and recognized revenue for our first production solar implant system. In our Photonics business, we were awarded a $27 million contract from the U.S. Army for the Apache helicopter, which resulted in a record $48 million of Photonics backlog at quarter end, which will drive our revenue growth for Photonics in 2014.

“As we announced earlier this month, Mr. Wendell Blonigan joined us as president and chief executive officer and I will continue as chairman of the board of directors. Wendell has a demonstrated track record of success managing high-technology equipment businesses and bringing innovative products to market. We welcome Wendell to his new role and look forward to working with him.”

($ Millions, except per share amounts)	Q2 2013		Q2 2012
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$17.0	$17.0	$31.8	$31.8
Operating Loss	$(7.0)	$(6.8)	$(0.7)	$(0.7)
Net Loss	$(6.4)	$(6.2)	$(1.5)	$(1.5)
Net Loss per Share	$(0.27)	$(0.26)	$(0.06)	$(0.06)

	Six Months Ended		Six Months Ended
	June 29, 2013		June 30, 2012
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$30.0	$30.0	$49.1	$49.1
Operating Loss	$(16.0)	$(15.1)	$(7.6)	$(9.8)
Net Loss	$(14.7)	$(13.8)	$(4.7)	$(6.3)
Net Loss per Share	$(0.62)	$(0.58)	$(0.20)	$(0.27)

Second Quarter 2013 Summary

The net loss for the quarter was $6.4 million, or $0.27 per share, compared to a net loss of $1.5 million, or $0.06 per share, in the second quarter of 2012. The non-GAAP net loss for the second quarter of 2013 excludes a $0.2 million restructuring charge and was $6.2 million or $0.26 per share.

Revenues were $17.0 million, including $9.2 million of Equipment revenues and Intevac Photonics revenues of $7.8 million. Equipment revenues included one solar implant ENERGi™ system, upgrades, spares and service. Intevac Photonics revenues consisted of $3.7 million of research and development contracts and $4.1 million of product sales. In the second quarter of 2012, revenues were $31.8 million, including $25.1 million of Equipment revenues and Intevac Photonics revenues of $6.7 million, which included $3.2 million of research and development contracts.

Equipment gross margin was 14.8% compared to 47.1% in the second quarter of 2012 and 22.4% in the first quarter of 2013. The decrease compared to the prior quarter was primarily due to a refurbishment reserve recorded for a solar evaluation system shipped in 2012, as well as the lower margin on the first solar implant ENERGi system recognized for revenue. These factors similarly contributed to the year-on-year gross margin decline, which also reflects the lower level of revenue from systems and upgrades, and lower factory absorption. We did not recognize revenue on any 200 Lean systems in the first or second quarter of 2013 compared to two systems in the second quarter of 2012.

Intevac Photonics gross margin was 31.7% compared to 36.3% in the second quarter of 2012 and 30.4% in the first quarter of 2013. The reduction from the second quarter of 2012 was driven by lower margins on our technology development programs. The improvement from the first quarter of 2013 was a result of improved yields for our low-light sensor. Consolidated gross margin was 22.5%, compared to 44.8% in the second quarter of 2012 and 27.1% in the first quarter of 2013.

Operating expenses of $10.8 million declined 12% compared to the first quarter of 2013, reflecting savings from our global cost reduction plan as well as further reductions made during the quarter. The operating loss for the second quarter of 2013 includes $0.2 million in associated restructuring charges.

Order backlog totaled $77.6 million on June 29, 2013, compared to $35.1 million on March 30, 2013 and $43.3 million on June 30, 2012. Backlog as of June 29, 2013 includes three 200 Lean® systems. Backlog at March 30, 2013 included one ENERGi Solar system and no 200 Lean systems. Backlog as of June 30, 2012 did not include any 200 Lean systems or Solar systems.

The Company ended the quarter with $88.3 million of cash and investments and $124.6 million in tangible book value.

First Six Months 2013 Summary

The net loss was $14.7 million, or $0.62 per share, compared to a net loss of $4.7 million, or $0.20 per share, for the first six months of 2012. The non-GAAP net loss, which excludes a $0.7 million restructuring charge and a $0.2 million divestiture loss, was $13.8 million or $0.58 per share. This compares to the first half 2012 non-GAAP net loss of $6.3 million, or $0.27 per share, which excludes a $2.2 million divestiture gain.

Revenues were $30.0 million, including $14.5 million of Equipment revenues and Intevac Photonics revenues of $15.4 million, compared to revenues of $49.1 million, including $35.8 million of Equipment revenues and Intevac Photonics revenues of $13.3 million, for the first six months of 2012.

Equipment gross margin was 17.6%, compared to 46.5% in the first six months of 2012, primarily due to the lower level of revenue from systems and upgrades, lower factory absorption, a refurbishment provision for a solar evaluation system, and the lower system margin on the first solar implant ENERGi system recognized for revenue. We did not recognize revenue on any 200 Lean systems in the first half of 2013 compared to two systems in the first half of 2012. Intevac Photonics gross margin was 31.0% compared to 33.2% in the first six months of 2012, reflecting lower margins on our technology development programs. Consolidated gross margin was 24.5%, compared to 42.9% in the first six months of 2012.

Operating expenses were $23.1 million, which includes approximately $0.4 million in severance costs related to our global cost reduction plan, and were down 25% from $30.9 million in the first six months of 2012. The operating loss of $16.0 million included a total of $0.7 million of restructuring charges and a $0.2 million loss on the sale of our Raman spectroscopy product line. The operating loss of $7.6 million for the first six months of 2012 included a $2.2 million gain on the sale of our mainframe technology.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) restructuring charges; and (2) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 10644699.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics.

In our Equipment business, we are a leader in the design, development and manufacturing of high-productivity, vacuum process equipment solutions. Our systems are production-proven for high-volume manufacturing of small substrates with precise thin film properties, such as those required in the hard drive and solar cell markets we currently serve.

In the hard drive industry, our 200 Lean® systems process approximately 60% of all magnetic disk media produced worldwide. In the solar cell manufacturing industry, our LEAN SOLAR™ systems increase the conversion efficiency of silicon solar cells.

In our Photonics business, we are a leader in the development and manufacture of leading-edge, high-sensitivity imaging products and vision systems. Our products primarily address the defense markets.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and ENERGi™ and LEAN SOLAR™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected delivery of cameras for the Apache program, and the continued revenue and profitability growth of Photonics. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: oversupply in the media industry, a further slowdown in demand for hard drives, a change in the delivery rate of the cameras for the Apache program and the failure to ship these cameras, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Net revenues
Equipment	$9,164	$25,059	$14,532	$35,778
Intevac Photonics	7,819	6,732	15,433	13,329

Total net revenues	16,983	31,791	29,965	49,107

Gross profit	3,829	14,254	7,343	21,078
Gross margin
Equipment	14.8%	47.1%	17.6%	46.5%
Intevac Photonics	31.7%	36.3%	31.0%	33.2%

Consolidated	22.5%	44.8%	24.5%	42.9%

Operating expenses
Research and development	5,584	8,263	11,943	17,476
Selling, general and administrative	5,235	6,669	11,206	13,442

Total operating expenses	10,819	14,932	23,149	30,918

Gain (loss) on divestitures	—	—	(208)	2,207

Total operating loss	(6,990)	(678)	(16,014)	(7,633)

Income/(Loss) from operations
Equipment	(5,841)	1,129	(13,183)	(5,196)
Intevac Photonics	253	(616)	62	(1,656)
Corporate[1,2]	(1,402)	(1,191)	(2,893)	(781)

Total operating loss	(6,990)	(678)	(16,014)	(7,633)

Interest and other income	92	48	172	420

Loss before income taxes	(6,898)	(630)	(15,842)	(7,213)
Provision for (benefit from) income taxes	(486)	863	(1,166)	(2,559)

Net loss	$(6,412)	$(1,493)	$(14,676)	$(4,654)

Loss per share
Basic and Diluted	$(0.27)	$(0.06)	$(0.62)	$(0.20)
Weighted average common shares outstanding
Basic and Diluted	23,785	23,265	23,724	23,241

[1]	Six months ended June 29, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000.
[2]	Six months ended June 30, 2012 includes the gain on sale of the mainframe technology of $2.2 million.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	June 29, 2013	December 31, 2012
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$68,594	$64,852
Accounts receivable, net	17,542	19,822
Inventories	25,625	26,193
Prepaid expenses and other current assets	1,289	2,120

Total current assets	113,050	112,987

Long-term investments	19,701	27,317
Property, plant and equipment, net	12,328	13,426
Deferred income tax assets	13,500	12,176
Intangible assets, net	5,459	5,868
Other long-term assets	614	729

Total assets	$164,652	$172,503

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$6,491	$4,479
Accrued payroll and related liabilities	4,663	4,194
Deferred income tax liabilities	1,281	1,281
Other accrued liabilities	4,520	8,489
Customer advances	8,317	2,193

Total current liabilities	25,272	20,636

Other long-term liabilities	9,328	9,232
Stockholders’ equity
Common stock ($0.001 par value)	24	23
Additional paid in capital	154,187	151,996
Accumulated other comprehensive income	670	769
Accumulated deficit	(24,829)	(10,153)

Total stockholders’ equity	130,052	142,635

Total liabilities and stockholders’ equity	$164,652	$172,503

Note: Amounts as of December 31, 2012 are derived from the December 31, 2012 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Six months ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(6,990)	$(678)	$(16,014)	$(7,633)
Restructuring charges[1]	240	—	742	—
Loss on sale of Raman spectroscopy product line[2]	—	—	208	—
Gain on sale of mainframe technology[3]	—	—	—	(2,207)

Non-GAAP Operating Loss	$(6,750)	$(678)	$(15,064)	$(9,840)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(6,412)	$(1,493)	$(14,676)	$(4,654)
Restructuring charges[1]	240	—	742	—
Loss on sale of Raman spectroscopy product line[2]	—	—	208	—
Gain on sale of mainframe technology[3]	—	—	—	(2,207)
Income tax effect of non-GAAP adjustments[4]	(20)	—	(42)	554

Non-GAAP Net Loss	$(6,192)	$(1,493)	$(13,768)	$(6,307)

Non-GAAP Loss Per Diluted Share
Reported loss per diluted share (GAAP basis)	$(0.27)	$(0.06)	$(0.62)	$(0.20)
Restructuring charges[1]	0.01	—	0.03	—
Loss on sale of Raman spectroscopy product line[2]	—	—	0.01	—
Gain on sale of mainframe technology[3]	—	—	—	(0.07)

Non-GAAP Loss Per Diluted Share	$(0.26)	$(0.06)	$(0.58)	$(0.27)

Weighted average number of diluted shares	23,785	23,265	23,724	23,241

[1]

Results for the three and six months ended June 29, 2013 include severance and other employee-related costs of $240,000 and $742,000, respectively related to the restructuring program announced on February 1, 2013.

[2]

The six months ended June 29, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000. On March 29, 2013, the Company sold certain assets including tangible and intangible assets and divested of certain liabilities which comprised its Raman spectroscopy product line for proceeds of not to exceed $1.5 million of which $500,000 was paid in cash upon closing and up to $1.0 million is in the form of an earnout. Intevac did not recognize the earnout payments upon closing given the uncertainties associated with the achievement of the earnout.

[3]

The six months ended June 30, 2012 includes the gain on sale of the mainframe technology of $2.2 million. On January 6, 2012, the Company sold certain assets including intellectual property and residual assets which comprised its semiconductor mainframe technology for proceeds of $3.0 million.

[4]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.